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                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference of our report dated August 14, 1996, with respect to the consolidated financial statements of CompUSA Inc. included in this Form 10-K for the fiscal year ended June 29, 1996, in each of the following: (i) the Registration Statement of CompUSA Inc. (Form S-3 No. 333-08715) and related Prospectus in connection with the sale of securities by certain stockholders of CompUSA Inc., (ii) the Registration Statement of CompUSA Inc. (Form S-8 No. 33-86314) and related Prospectus pertaining to the CompSavings Plan for Employees of CompUSA Inc., (iii) the Registration Statement of CompUSA Inc. (Form S-8 No. 33-99280) and related Prospectus in connection with the CompUSA Inc. Deferred Compensation Plan, (iv) the Registration Statements of CompUSA Inc. (Form S-8 No. 33-72718, Form S-8 No. 33-45339 and Form S-8 No. 33-99282) and related Prospectuses in connection with the CompUSA Inc. Long-Term Incentive Plan, and (v) the Registration Statement of CompUSA Inc. (Form S-8 No. 333-06235) and related Prospectus in connection with the PCs Compleat, Inc. 1991 Stock Option Plan. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement of CompUSA Inc. (Form S-8 No. 33-86314) and related Prospectus pertaining to the CompSavings Plan for Employees of CompUSA Inc. and to the incorporation by reference therein of our report dated August 9, 1995, with respect to the consolidated financial statements of CompUSA Inc. included in its Annual Report on Form 10-K for the year ended June 24, 1995, filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP

                                                        ERNST & YOUNG LLP

Dallas, Texas
September 20, 1996